EX-99.23(g)(5)

AMENDMENT TO

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 16th day of May, 2002, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the “Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually the “Trust”) and Boston Safe Deposit and Trust Company (the “Custodian”).

WHEREAS, the Trust and the Custodian have entered into the Agreement; and

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to add the PPM America/JNL Value Fund to the JNL Series Trust (each such series, together with all other series established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a “Fund” and collectively as the “Funds”), and to reflect the name changes of the other Funds listed on Appendix F so that the sub-advisor name appears first and that “Series” in each name be changed to “Fund”.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.          To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

2.          Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.          The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By: /s/ Andrew B. Hopping
Name: Andrew B. Hopping
Title: President

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By: /s/ Candice Walker
Name: Candice Walker
Title: Vice President

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APPENDIX F

LIST OF FUNDS

(as of May 16, 2002)

JNL SERIES TRUST	JNL INVESTORS SERIES TRUST

Funds:	Funds:
J.P. Morgan/JNL Enhanced S&P 500	JNL Money Market Fund
Stock Index Fund

J.P. Morgan/JNL International & Emerging Market Fund

Janus/JNL Aggressive Growth Fund

Janus/JNL Balanced Fund

Janus/JNL Capital Growth Fund

Janus/JNL Global Equities Fund

Janus/JNL Growth & Income Fund

Alger/JNL Growth Fund

Eagle/JNL Core Equity Fund

Eagle/JNL SmallCap Equity Fund

Putnam/JNL Equity Fund

Putnam/JNL Value Equity Fund

Putnam/JNL International Equity Fund

Putnam/JNL Midcap Growth Fund

PPM America/JNL Balanced Fund

PPM America/JNL High Yield Fund

PPM America/ JNL Money Market Fund

PPM America/JNL Value Fund

Salomon Brothers/JNL Balanced Fund

Salomon Brothers/JNL High Yield Bond Fund

Salomon Brothers/JNL Global Bond Fund

Salomon Brothers/JNL U.S. Government & Quality Bond Fund

T. Rowe Price/ JNL Established Growth Fund

T. Rowe Price/ JNL Mid-Cap Growth Fund

T. Rowe Price/JNL Value Fund

Alliance Capital/JNL Growth Fund

PIMCO/JNL Total Return Bond Fund

Lazard/ JNL Small Cap Value Fund

Lazard/ JNL Mid Cap Value Fund

Oppenheimer/JNL Global Growth Fund

Oppenheimer/JNL Growth Fund

AIM/JNL Premier Equity II Fund

AIM/JNL Small Cap Growth Fund

AIM/JNL Large Cap Growth Fund

Mellon Capital Management/JNL S&P 500 Index Fund

Mellon Capital Management/JNL S&P 400 Mid Cap Index Fund

Mellon Capital Management/JNL Small Cap Index Fund

Mellon Capital Management/JNL International Index Fund

Mellon Capital Management/JNL Bond Index Fund

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